NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

UNIT PURCHASE WARRANT

To Purchase Shares of Common Stock and Warrants of

SUB-URBAN BRANDS, INC.

THIS UNIT PURCHASE WARRANT (the “Unit Purchase Warrant”) certifies that, for value received, Jdabbco, Inc. (the “Holder”), is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the date hereof (the “Initial Exercise Date”) and on or prior to the close of business on the 270th day after the Initial Exercise Date (the “Termination Date”) but not thereafter, to subscribe for and purchase from Sub-Urban Brands, Inc. a Nevada corporation (the “Company”), a Unit, consisting of 880,000 shares of Common Stock and a Warrant to purchase 440,000 shares of Common Stock of the Company (the “Common Stock”). Each Warrant included in the Unit shall be exercisable for a period of three years from their date of issuance at $0.50 per share and shall be identical to the warrants issued to the Holder on May 23, 2006 (the “May Warrants”). The purchase price of the Unit under this Unit Purchase Warrant shall be equal to the number of shares of Common Stock included in the Unit multiplied by $0.25. The shares to be issued upon exercise of the Warrants included herein are herein referred to as the “Warrant Shares,” and, together with the shares of Common Stock included in the Unit as the “Shares.”

Section 1. Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in that certain Securities Purchase Agreement (the “Purchase Agreement”), dated May 23, 2006, among the Company and the purchasers signatory thereto.

Section 2. Exercise.

a) Exercise of Unit Purchase Warrant. Exercise of the purchase rights represented by this Unit Purchase Warrant may be made, in whole or in part, at any time or times on or after the Initial Exercise Date and on or before the Termination Date by delivery to the Company of a duly executed facsimile copy of the Notice of Exercise Form annexed hereto (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of such Holder appearing on the books of the Company); provided, however, within 5 Trading Days of the date said Notice of Exercise is delivered to the Company, the Holder shall have surrendered this Unit Purchase Warrant to the Company and the Company shall have received payment of the aggregate Exercise Price of the Securities thereby purchased by wire transfer or cashier’s check drawn on a United States bank.

b) Exercise Price. The exercise price of the Unit under this Warrant shall be $0.25 multiplied by the number of shares of Common Stock purchased hereunder (the “Exercise Price”).

c) Mechanics of Exercise.

i. Authorization of Securities. The Company covenants that all Securities which may be issued upon the exercise of the purchase rights represented by this Unit Purchase Warrant will, upon exercise of the purchase rights represented by this Unit Purchase Warrant, be duly authorized, and (with respect to the Shares) validly issued, fully paid and nonassessable and free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

ii. Delivery of Common Stock and Warrants Upon Exercise. Upon exercise hereof, the Company shall deliver to Holder certificates representing the Common Stock and the Warrants.

iii. Closing of Books. The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Unit Purchase Warrants, pursuant to the terms hereof.

d) Conditions to Closing Upon Exercise. The Closing is subject to the satisfaction or waiver by the party to be benefited thereby of the following conditions:

(a) The Company shall have delivered or caused to be delivered to the Holder the following:

(ii) a certificate evidencing a number of shares of Common Stock equal to Holder’s aggregate amount payable upon exercise divided by the Exercise Price per Unit, registered in the name of the HolderolderH;

(iii) Warrants registered in the name of the Holder to purchase up to a number of shares of Common Stock equal to one half of the number of shares of Common Stock purchased upon exercise of this Unit Purchase Warrant;

(iv) a registration rights agreement duly executed by the parties with respect to the Shares substantially in the form of the Registration Rights Agreement;

(v) a certificate, signed by the Secretary of the Company, attaching (i) the charter and By-Laws of the Company, and (ii) resolutions passed by its Board of Directors to authorize the transactions contemplated hereby and by the other Transaction Documents, and certifying that such documents are true and complete copies of the originals and that such resolutions have not been amended or superseded, it being understood that the Holder may rely on such certificate as a representation and warranty of the Company made herein; and

(vi) a certificate, signed by the Chief Executive Officer of the Company, certifying that the conditions specified in this Section have been fulfilled as of the date of the exercise, it being understood that the Holder may rely on such certificate as though it were a representation and warranty of the Company made herein.

Section 3. Adjustments. All provisions relating to adjustments to be made to the exercise price of the May Warrants and the number of shares of Common Stock issuable upon exercise thereof shall apply to the exercise price of the Warrants included herein and the number of shares of Common Stock issuable upon exercise thereof, whether this Unit Purchase Warrant has been exercised or not.

Section 4. Transfer of Warrant.

a) Transferability. Subject to compliance with any applicable securities laws and the conditions set forth in Sections 5(a) and 4(d) hereof and to the provisions of Section 4.1 of the Purchase Agreement, this Unit Purchase Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of this Unit Purchase Warrant at the principal office of the Company, together with a written assignment of this Unit Purchase Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Unit Purchase Warrant or Unit Purchase Warrants in the name of the assignee or assignees and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Unit Purchase Warrant evidencing the portion of this Unit Purchase Warrant not so assigned, and this Unit Purchase Warrant shall promptly be cancelled. A Unit Purchase Warrant, if properly assigned, may be exercised by a new holder without having a new Unit Purchase Warrant issued.

b) New Unit Purchase Warrants. This Unit Purchase Warrant may be divided or combined with other Unit Purchase Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Unit Purchase Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 4(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Unit Purchase Warrant or Unit Purchase Warrants in exchange for the Unit Purchase Warrant or Unit Purchase Warrants to be divided or combined in accordance with such notice.

c) Warrant Register. The Company shall register this Unit Purchase Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Unit Purchase Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

d) Transfer Restrictions. If, at the time of the surrender of this Unit Purchase Warrant in connection with any transfer of this Unit Purchase Warrant, the transfer of this Unit Purchase Warrant shall not be registered pursuant to an effective registration statement under the Securities Act and under applicable state securities or blue sky laws, the Company may require, as a condition of allowing such transfer (i) that the Holder or transferee of this Warrant, as the case may be, furnish to the Company a written opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that such transfer may be made without registration under the Securities Act and under applicable state securities or blue sky laws, (ii) that the holder or transferee execute and deliver to the Company an investment letter in form and substance acceptable to the Company and (iii) that the transferee be an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7), or (a)(8) promulgated under the Securities Act or a qualified institutional buyer as defined in Rule 144A(a) under the Securities Act.

Section 5. Miscellaneous.

a) Title to Unit Purchase Warrant. Prior to the Termination Date and subject to compliance with applicable laws and Section 4 of this Unit Purchase Warrant, this Unit Purchase Warrant and all rights hereunder are transferable, in whole or in part, at the office or agency of the Company by the Holder in person or by duly authorized attorney, upon surrender of this Unit Purchase Warrant together with the Assignment Form annexed hereto properly endorsed. The transferee shall sign an investment letter in form and substance reasonably satisfactory to the Company.

b) Rights as Shareholder. Voting rights, if any, with respect to the Shares shall be established in accordance with the terms of the Warrants and the Common Stock.

c) Loss, Theft, Destruction or Mutilation of Unit Purchase Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Unit Purchase Warrant or any stock certificate relating to the Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Unit Purchase Warrant or stock certificate, if mutilated, the Company will make and deliver a new Unit Purchase Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Unit Purchase Warrant or stock certificate.

d) Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday, Sunday or a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a Saturday, Sunday or legal holiday.

e) Authorized Shares.

The Company covenants that during the period the Unit Purchase Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Shares upon the exercise of any purchase rights under the Unit Purchase Warrants and the exercise of Warrants included herein. The Company further covenants that its issuance of this Unit Purchase Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Shares upon the exercise of this Unit Purchase Warrants and the exercise of the Warrants included herein. The Company will take all such reasonable action as may be necessary to assure that such Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Common Stock may be listed.

Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Unit Purchase Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (a) not increase the par value of any Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (b) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Shares upon the exercise of the Unit Purchase Warrant and exercise of the Warrants, and (c) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant.

Before taking any action which would result in an adjustment in the number of Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

f) Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Unit Purchase Warrant shall be determined in accordance with the provisions of the Purchase Agreement.

g) Restrictions. The Holder acknowledges that the Shares acquired upon the exercise of the Unit Purchase Warrant and the Warrants included therein, if not registered, will have restrictions upon resale imposed by state and federal securities laws.

h) Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice Holder’s rights, powers or remedies, notwithstanding the fact that all rights hereunder terminate on the Termination Date. If the Company willfully and knowingly fails to comply with any provision of this Unit Purchase Warrant, which results in any material damages to the Holder, the Company shall pay to Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

i) Notices. Any notice, request or other document required or permitted to be given or delivered to the Holder by the Company shall be delivered in accordance with the notice provisions of the Purchase Agreement.

j) Limitation of Liability. No provision hereof, in the absence of any affirmative action by Holder to exercise this Unit Purchase Warrant, and no enumeration herein of the rights or privileges of Holder, shall give rise to any liability of Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

k) Remedies. Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Unit Purchase Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Unit Purchase Warrant and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

l) Successors and Assigns. Subject to applicable securities laws, this Unit Purchase Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and permitted assigns of Holder. The provisions of this Unit Purchase Warrant are intended to be for the benefit of all Holders from time to time of this Unit Purchase Warrant and shall be enforceable by any such Holder or holder of Shares.

m) Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

n) Severability. Wherever possible, each provision of this Unit Purchase Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Unit Purchase Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Unit Purchase Warrant.

o) Headings. The headings used in this Unit Purchase Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Unit Purchase Warrant.

********************

IN WITNESS WHEREOF, the Company has caused this Unit Purchase Warrant to be executed by its officer thereunto duly authorized.

Dated: May ___, 2006

SUB-URBAN BRANDS, INC.

By:
Name:
Title

NOTICE OF EXERCISE

TO: SUB-URBAN BRANDS, INC.

(1) The undersigned hereby elects to purchase ________ Units of the Company pursuant to the terms of the attached Unit Purchase Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

Payment shall take the form of lawful money of the United States.

(2) Please issue a certificate or certificates representing said Warrants and shares of Common Stock in the name of the undersigned or in such other name as is specified below:

_______________________________

Certificates shall be delivered to the following:

_______________________________

_______________________________

_______________________________

(4) Accredited Investor. The undersigned is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended.

[SIGNATURE OF HOLDER]

Name of Investing Entity: ______________________________________________________________________________
Signature of Authorized Signatory of Investing Entity: ________________________________________________________
Name of Authorized Signatory: __________________________________________________________________________
Title of Authorized Signatory: ___________________________________________________________________________
Date: _______________________________________________________________________________________________

ASSIGNMENT FORM

(To assign the foregoing warrant, execute
this form and supply required information.
Do not use this form to exercise the warrant.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

_______________________________________________ whose address is

_______________________________________________________________.

_______________________________________________________________

Dated: ______________, _______

Holder’s Signature: _____________________________

Holder’s Address: ______________________________

                               _____________________________

Signature Guaranteed: ___________________________________________

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.